UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 27, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida 33487

(Address of Principal Executive Offices) (Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Reference is made to Item 2.03 of this Form 8-K which is hereby incorporated by reference herein.

On April 27, 2006, the amendments contained in (i) a supplemental indenture dated as of March 31, 2006 among SBA Communications Corporation (the “Company”), SBA Telecommunications, Inc. (“Telecommunications”), and U.S. Bank National Association (the “Trustee”), to the indenture, dated as of December 19, 2003, among the Company, Telecommunications and the Trustee, under which the 9 3/4% Senior Discount Notes due 2011 (the “9 3/4% Notes”) were co-issued by the Company and Telecommunications and (ii) a supplemental indenture dated as of March 31, 2006 between the Company and the Trustee, to the indenture, dated as of December 14, 2004, between the Company and the Trustee, under which the 8 1/2% Senior Notes due 2012 (the “8 1/2% Notes,” and together with the 9 3/4% Notes, the “Notes”) were issued by the Company, became operative. The supplemental indentures were entered into in connection with the Company’s previously announced tender offers and consent solicitations for all of the outstanding Notes. Each supplemental indenture amends the respective indenture by eliminating substantially all of the restrictive covenants and certain events of default.

Item 2.01 Completion of an Acquisition or Disposition of Assets

On April 27, 2006, the Company completed the acquisition of all of the issued and outstanding shares of common stock of AAT Communications Corp., a New York corporation (“AAT”) (the “Acquisition”) from AAT Holdings, LLC II (“AAT Holdings”). The total purchase price paid to AAT Holdings was (i) $634 million in cash and (ii) 17,059,336 newly issued shares of the Company’s Class A common stock. A copy of the stock purchase agreement was previously filed as an exhibit to the Company’s Form 8-K filed on March 21, 2006. A copy of the press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1.

Reference is made to Item 1.01 of the Form 8-K filed on March 21, 2006 and Item 2.03 of this Form 8-K which are hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On April 27, 2006 SBA Senior Finance, Inc. (“Senior Finance”), an indirect wholly-owned subsidiary of the Company, entered into a Credit Agreement (the “Credit Agreement”) for a $1.1 billion term loan (the “bridge loan”), among Senior Finance, the several banks and other financial institutions parties thereto (the “Lenders”), Deutsche Bank AG, New York Branch, as administrative agent (the “Administrative Agent”) and Deutsche Bank Securities Inc. and JP Morgan Securities Inc. as joint lead arrangers and joint bookrunners. The bridge loan was entered into to fund the cash consideration for the Acquisition, to repurchase the Notes and pay the consent premium under the tender offers and consent solicitations discussed in Item 8.01 below, and to pay the fees, costs and expenses in connection with the foregoing. Deutsche Bank Securities Inc. and JP Morgan Securities Inc. also served as the Company’s independent advisors in connection with the Acquisition.

Loans outstanding under the bridge loan are Eurodollar loans, unless converted to alternate base rate loans as provided in the Credit Agreement. Eurodollar loans accrue interest at a rate per annum equal to the Eurodollar rate plus a margin of 2.00% calculated on the basis of a 360-day year. The bridge loan will mature on September 12, 2006 and may be extended to January 27, 2007, provided that (i) no default or event of default shall have occurred and be continuing, (ii) each of the representations and warranties of Senior Finance, the Company and certain subsidiaries of the Company are true and correct in all material respects on and as of such date and (iii) the interest rate margin shall be increased to 2.75%. Senior Finance may prepay the bridge loan, in whole or in part, without premium or penalty. The proceeds from capital stock issuances, indebtedness incurred or certain asset sales by Senior Finance, the Company or certain of its subsidiaries, are required to first be applied toward the prepayment of the bridge loan. Amounts borrowed under the bridge loan are secured by a first lien on substantially all of Senior Finance’s assets and are guaranteed by the Company and certain of its subsidiaries, which guarantee is secured by a first lien on substantially all of the Company’s and such subsidiaries’ non-real estate assets.

The Credit Agreement requires Senior Finance to maintain a minimum debt service coverage ratio. In addition, the Credit Agreement contains affirmative and negative covenants that, among other things, restrict Senior Finance’s ability to incur debt and liens, sell assets, commit to capital expenditures, enter into affiliate transactions and/or sale-leaseback transactions.

In connection with the bridge loan, SBA Senior Finance II LLC, a wholly owned subsidiary of the Company (“SBASFII”) and the borrower under the Company’s revolving credit facility, the revolving credit facility lenders (the “Revolving Lenders”), Senior Finance and the Lenders entered into an Omnibus Agreement, dated as of April 27, 2006 (“Omnibus Agreement”), pursuant to which the Revolving Lenders consented to the entry into the Credit Agreement and the Acquisition. Pursuant to the Omnibus Agreement, the parties have agreed that all liens, with certain exceptions, whether now existing or hereafter arising, in favor of the Revolving Lenders securing the obligations under the revolving credit facility will be junior in priority to all liens in favor of the Lenders securing the obligations under the bridge loan. In addition, until the bridge loan is paid in full, SBASFII has agreed not to request and the revolving credit facility lenders have agreed not to make any loans or issue any letters of credit under the revolving credit facility and all representations, warranties and covenants, with certain exceptions, under the revolving credit facility are suspended and of no force and effect.

Item 8.01 Other Events.

On April 27, 2006, the cash tender offers and consent solicitations for all of the Company’s $261.3 million aggregate principal amount at maturity of outstanding 9 3/4% Notes, co-issued by its wholly-owned subsidiary, Telecommunications, and its $162.5 million aggregate principal amount of outstanding 8 1/2% Notes expired at 10:00 a.m., New York City time (the “Expiration Date”). As of the Expiration Date, holders of 100% of the 9 3/4% Notes and holders of 100% of the 8 1/2% Notes had tendered their Notes. The Company has accepted for payment all Notes validly tendered, and not withdrawn, on or prior to the Expiration Date and expects to pay for the Notes that were accepted for payment promptly after the Expiration Date. In connection with the tender offers and consent solicitations, the Company received the consents necessary to adopt certain proposed amendments to the indentures under which the Notes were issued to eliminate substantially all of the restrictive covenants and certain events of default. A copy of the press release announcing the completion of the tender offers and consent solicitations is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements of AAT required by Item 9.01(a) of Form 8-K were filed as Exhibit 99.1 to the Form 8-K filed April 13, 2006 and are hereby incorporated by reference herein.

(b) Pro Forma Financial Information.

The pro forma financial statements of the Company as adjusted for the Acquisition as of and for the year ended December 31, 2005 are attached hereto as Exhibit 99.2 to this Form 8-K.

(d) Exhibits.

Exhibit	Description
10.52	Supplemental Indenture dated as of March 31, 2006 among SBA Communications Corporation, SBA Telecommunications, Inc., and U.S. Bank National Association, to the indenture dated as of December 19, 2003 relating to the 9 3/4% Senior Discount Notes due 2011.

10.53	Supplemental Indenture dated as of March 31, 2006 among SBA Communications Corporation and U.S. Bank National Association, to the indenture dated as of December 14, 2004 relating to the 8 1/2% Senior Notes due 2012.

99.1	Press release dated April 27, 2006.

99.2	Pro forma financial statements of SBA Communications Corporation as adjusted for the acquisition of AAT Communications Corp. as of and for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.52	Supplemental Indenture dated as of March 31, 2006 among SBA Communications Corporation, SBA Telecommunications, Inc., and U.S. Bank National Association, to the indenture dated as of December 19, 2003 relating to the 9 3/4% Senior Discount Notes due 2011.

10.53	Supplemental Indenture dated as of March 31, 2006 among SBA Communications Corporation and U.S. Bank National Association, to the indenture dated as of December 14, 2004 relating to the 8 1/2% Senior Notes due 2012.

99.1	Press release dated April 27, 2006.

99.2	Pro forma financial statements of SBA Communications Corporation as adjusted for the acquisition of as of and for the year ended December 31, 2005.